ARGUSS HOLDINGS, INC.
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1998

                              State of           Names Used
     Subsidiary             Incorporation        in Business
     ----------             -------------        -----------

Arguss Services Corp.         Delaware         Arguss Services

Arguss Communications
Group, Inc.                   Delaware         Arguss Communications Group, Inc.
                                               White Mountain Cable
                                               Construction
                                               TCS Communications
                                               Can-Am Construction
                                               Schenck Communications
                                               Underground Specialties
                                               Rite Cable Construction

Schenck of Alaska                              Schenck Communications
Conceptronic, Inc.            Delaware         Conceptronic